SUB-ITEM 77D

MFS Emerging Growth Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...is long-term growth of capital," to "...is to seek capital appreciation," and under Principal Investment Strategies from "...the series invests, under normal conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities, of emerging companies," to "MFS normally invests the fund's assets primarily in equity securities. MFS focuses on investing the fund's assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies)," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326),as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Global Equity, a series of MFS Variable Insurance Trust, changed its disclosure under Principal Investment Strategies from "Under normal market conditions, the series invests in at least three different countries, one of which is the United States" to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries" as described in Post-Effective Amendment No.26 to the Registration Statement(File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30,2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS High Income Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...is to provide high income by investing primarily in a professionally managed diversified portfolio of fixed income securities, some of which may involve equity features," to"...to seek total return with an emphasis on high current income, but also considering capital appreciation," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Investors Growth Stock Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...to provide long-term growth of capital and future income rather than current income," to "...is to seek capital appreciation," as described in Post-Effective Amendment No. 26 to the Registration Statement(File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Investors Trust Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...to provide long-term growth of capital and secondarily to provide reasonable current income," to "...is to seek capital appreciation,"and under Principal Investment Strategies from "The series invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securities and depositary receipts for those securities" to"MFS normally invests the fund's assets primarily in equity securities," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326),as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Mid Cap Growth Series, a series of MFS Variable Insurance Trust,changed its disclosure under Investment Objective from "...is long-term growth of capital," to "...is to seek capital appreciation," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Money Market Series, a series of MFS Variable Insurance Trust, deleted disclosure under Principle Investment Strategies related to the percentage of total assets that may be invested in U.S. and foreign, and municipal debt securities, as described in Post-Effective Amendment No.26 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS New Discovery Series, a series of MFS Variable Insurance Trust, changed its disclosure under Principle Investment Strategies from, "The series invests, under normal market conditions, at least 65% of its net assets in equity securities of emerging growth companies" to "MFS normally invests the fund's assets primarily in equity securities. MFS focuses on investing the fund's assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth potential)," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326),as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Research Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...is long-term growth of capital and future income," to "...is to seek capital appreciation," and under Principal Investment Strategies from "...the series invests, under normal conditions, at least 80% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depository receipts for those securities," to "MFS normally invests the fund's assets primarily in equity securities" as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Research Bond Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...is total return (high current income and long-term growth of capital)," to "...is to seek total return with an emphasis on current income, but also considering capital appreciation," as described in Post-Effective Amendment No.26 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30,2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Research International Series, a series of MFS Variable Insurance Trust, changed its disclosure under Principal Investment Strategies from "...the series invests, under normal conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stock, convertible securitiesand depositary receipts for those securities, of foreign companies" to "MFS normally invests the fund's assets primarily in foreign equity securities,including emerging market equity securities" and under Principal Investment
Strategies from "...The series does not generally emphasize any particular country and under normal market conditions, will be invested in at least five countries" to "MFS may invest a relatively high percentage of the fund's assets in a single country or a small number of countries," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326),as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Strategic Income Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...is to provide high current income by investing in fixed income securities. Its secondary objective is to provide significant capital appreciation," to"...is to seek total return with an emphasis on high current income, but also considering capital appreciation," and under Principal Investment Strategies from "...the series invests, under normal conditions,at least 65% of its net assets in fixed income securities" to "MFS normally invests the fund's assets primarily in debt instruments," as described in Post-Effective Amendment 26 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Total Return Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...is to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital.Its secondary objective is to provide reasonable opportunity for growth of capital and income," to "...is to seek total return," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Utilities Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...is to seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities)," to "...is to seek total return," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326),as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

MFS Value Series, a series of MFS Variable Insurance Trust, changed its disclosure under Investment Objective from "...is to seek capital appreciation and reasonable income," to "...is to seek capital appreciation," and under Principal Investment Strategies from "...the series invests, under normal conditions,at least 65% of its net assets in income producing equity securities of companies which the adviser believes are undervalued in the market relative to their long term potential," to "MFS normally invests the fund's assets primarily in equity securities. MFS focuses on investing the fund's assets in the stocks of companies that it believes are undervalued compared to their perceived worth (value companies)," as described in Post-Effective Amendment No. 26 to the Registration Statement (File Nos. 33-74668 and 811-8326), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.